UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2026

QUINCE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38890	90-1024039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

611 Gateway Boulevard, Suite 273
South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 910-5717

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QNCX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On May 18, 2026, Quince Therapeutics, Inc., a Delaware corporation (the “Company” or “Quince”), acquired Orphai Therapeutics, LLC (formerly Orphai Therapeutics, Inc., “Orphai”), a Delaware limited liability company and wholly owned subsidiary of Orphai Holdings Therapeutics, Inc., a Delaware corporation (“HoldCo” and, together with Orphai, the “Orphai Entities”), in accordance with the terms of the Agreement and Plan of Merger, dated May 17, 2026 (the “Merger Agreement”), by and among the Company, Phoenix Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“First Merger Sub”), Phoenix Merger Sub II, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Second Merger Sub”), Orphai, and HoldCo. Pursuant to the Merger Agreement, First Merger Sub merged with and into HoldCo, pursuant to which HoldCo was the surviving corporation and became a wholly owned subsidiary of the Company (the “First Merger”). Immediately following the First Merger, HoldCo merged with and into Second Merger Sub, pursuant to which Second Merger Sub was the surviving entity (together with the First Merger, the “Acquisition”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, following the closing of the Acquisition (the “Closing”), the Company issued to the stockholders of HoldCo an aggregate of (i) 3,258,517 shares (the “Merger Shares”) of common stock of the Company, par value $0.001 per share (the “Common Stock”) and (ii) 67,101.235 shares of Series C Non-Voting Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred Stock”), each share of which is convertible into 1,000 shares of Common Stock, subject to certain conditions described below.

Reference is made to the discussion of the Series C Preferred Stock in Item 5.03 of this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Shares of Common Stock held by stockholders of Quince immediately prior to the effective time of the Acquisition (the “Effective Time”) remain outstanding and unaffected by the Merger. Immediately following the consummation of the Acquisition but prior to giving effect to the Financing (as defined below), pre-transaction equityholders of the Company hold approximately 17.8% of the shares of Common Stock and former equityholders of HoldCo and Orphai hold approximately 82.2% of the shares of Common Stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Series C Preferred Stock) using the treasury stock accounting of method and based on the implied equity values of the Company and Orphai. Following the consummation of the Financing (as defined below), pre-transaction equityholders of the Company will hold approximately 6.9% of the issued and outstanding shares of Common Stock, former equityholders of HoldCo and Orphai will hold approximately 31.9% of the issued and outstanding shares of Common Stock, and the Investors (as defined below) will hold approximately 61.2% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Series C Preferred Stock) using the treasury stock method and based on the implied equity values of the Company and Orphai.

Pursuant to the terms of the Merger Agreement, each option to purchase Orphai common stock was assumed by the Company and was converted into an option to purchase an aggregate of 26,332,798 shares of Common stock (the “Company Options”), which options are subject to exercise restrictions prior to obtaining the approval of the Company Stockholder Matters (as defined below). In addition, the Company issued to holders of Orphai warrants, Financing Warrants (as defined below) to purchase an aggregate of 10,964.505 shares of Series C Preferred Stock.

Pursuant to the Merger Agreement and the Purchase Agreement (as defined below), the Company has agreed to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration (i) the approval, in accordance with the rules of the Nasdaq Stock Market, LLC (“Nasdaq”) of the conversion of the Series C Preferred Stock into shares of Common Stock (the “Conversion Proposal”), (ii) the approval of the transactions contemplated by the Merger Agreement and the Financing in accordance with applicable Nasdaq listing rules (the “Nasdaq Proposals”), (iii) the amendment of the Company’s amended and restated certificate of incorporation to authorize an increase to the number of authorized shares of the Company’s Common Stock from 250,000,000 up to 800,000,000 shares of

Common Stock (the “Charter Amendment Proposal” and, together with the Conversion Proposal and the Nasdaq Proposals, the “Company Stockholder Matters”), (iv) (a) the approval of the Company’s 2026 Equity Incentive Plan, which will provide for new awards for a number of shares of Common Stock not exceeding 15% of the fully diluted shares of capital stock of the Company outstanding immediately after the Financing, and subject to approval by the board of directors of the Company (the “Board”), and which will include an “evergreen” provision providing for an annual increase of up to 5% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase and (b) the approval of the 2026 Employee Stock Purchase Plan with a total pool of shares of Common Stock not exceeding 1% of the fully diluted shares of capital stock of the Company outstanding immediately after the closing of the Financing, and which will include an “evergreen” provision providing for an annual increase of up to 1% of the total number of fully diluted shares of capital stock of the Company outstanding as of the day prior to such increase, and (v) such other changes or approvals as may be mutually agreed by the Company and Orphai. In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Pursuant to the Merger Agreement, as promptly as practicable following the closing date of the Acquisition (the “Closing Date”) (and in any event within 75 days following the closing of the Acquisition), the Company has agreed to prepare and file with the SEC, a Registration Statement Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available) to register the resale the Common Stock issued pursuant to the Merger Agreement, the shares of Common Stock underlying the Series C Preferred Stock issued pursuant the Merger Agreement, and the shares of Common Stock underlying the Series C Preferred Stock that are issuable upon exercise of the Financing Warrants issued pursuant to the Merger Agreement (or the shares of Common Stock issuable upon exercise of such Financing Warrants following the approval of the Company Stockholder Matters).

The Board unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger did not require the approval of the Company’s stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company, HoldCo, or Orphai. The Merger Agreement contains representations, warranties and covenants that the Company, HoldCo, and Orphai made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company, HoldCo, and Orphai and may be subject to important qualifications and limitations agreed to by the Company, HoldCo, and Orphai in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and HoldCo and Orphai, on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, the Company and Orphai entered into voting and support agreements (the “Support Agreements”) with certain of the Company’s officers and directors (solely in their capacity as stockholders), representing approximately 3.6% of the pre-transaction shares of Common Stock outstanding. The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Company Stockholder Matters at the Company stockholders’ meeting to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is provided as Exhibit D to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, certain officers, directors and certain stockholders of HoldCo as of immediately prior to the Acquisition, and certain of the directors and officers of the Company as of immediately prior to the Acquisition, entered into lock-up agreements (the “Lock-up Agreements”) with the Company and Orphai, pursuant to which each such stockholder will be subject to a lockup on the sale or transfer of shares of Common Stock and Series C Preferred Stock held by each such stockholder at the Closing, including those shares received by HoldCo stockholders in the Acquisition, for a period ending on the earlier of (i) 12 months after the closing of the Acquisition and (ii) the issuance by the Company of a press release announcing (a) top line data from the ongoing LAM-001 Phase 2 trial of Bronchiolitis Obliterans Syndrome (“LAM-001 Trial”) or (b) the termination or suspension of the LAM-001 Trial, whichever occurs first. The Lock-up Agreements also provide that such restrictions will be terminated upon the termination of such party’s employment or service as a director with the Company. In addition, following the date that is 180 days after the closing of the Merger, 5% of the aggregate number of shares of Common Stock owned by such party at such time, and on a monthly basis thereafter, will be released from the restrictions under the Lock-up Agreements.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is provided as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

On May 18, 2026, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”).

Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of (i) 144,200.633 shares of Series C Preferred Stock and (ii) warrants (the “Financing Warrants”) to purchase 72,100.322 shares of Series C Preferred Stock (collectively, the “PIPE Securities”) for an aggregate cash purchase price of approximately $115 million (collectively, the “Financing”). Each share of Series C Preferred Stock is convertible into 1,000 shares of Common Stock, subject to certain conditions described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Series C Preferred Stock are set forth in the Certificate of Designation (as defined below). Each Financing Warrant will be exercisable beginning on the trading day following the earlier of the Company’s public announcement of (a) top line data from the ongoing LAM-001 Trial and (b) the termination or suspension of the LAM-001 Trial and through the 30th day following such public announcement and will exercisable at a price equal to $996.90 per share of Series C Preferred Stock (or $0.9969 per share on an as-converted-to-common basis) for up to an additional approximately $72 million in additional proceeds if exercised in full. The Financing Warrants will become exercisable for Common Stock following approval of the Company Stockholder Matters, subject to certain beneficial ownership limitations.

The closing of the Financing is expected to occur on May 21, 2026 (the “Financing Closing Date”), subject to customary closing conditions set forth in the Purchase Agreement including the accuracy of representations and warranties, compliance with covenants and the delivery of customary closing deliverables.

The foregoing summaries of the Purchase Agreement and the Financing Warrants do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement and form of Financing Warrant, which are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with the SEC within 75 calendar days following the Closing Date. The Company shall use its reasonable best efforts to cause this registration statement to be declared effective by the SEC within five business days of the date the Company is notified by the SEC that the registration statement will not be reviewed (or within 60 calendar days if the SEC reviews the registration statement).

The Company has also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), promulgated thereunder, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On May 18, 2026, the Company completed its acquisition of the Orphai Entities. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The PIPE Securities, Merger Shares, and shares of Series C Preferred Stock and Financing Warrants issued pursuant to the Merger Agreement were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The PIPE Securities, Merger Shares, and shares of Series C Preferred Stock and Financing Warrants issued pursuant to the Merger Agreement have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of the Company.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

In accordance with the Merger Agreement, on May 18, 2026, effective immediately after the Effective Time, Brigette Roberts, M.D., was appointed to the Board as a Class III director.

Dr. Brigette Roberts served as the Chief Executive Officer and member of the Board of Directors of Orphai from May 2021 until the closing of the Acquisition, and prior to that she served as the Chief Medical Officer of Orphai from February 2021 until May 2021. During her time at Orphai, Dr. Roberts built a differentiated pulmonary franchise centered on LAM-001, an inhaled formulation of rapamycin for pulmonary vascular and fibrotic lung diseases, initiated two Phase 2 studies of LAM-001, secured U.S. and EU orphan drug designations for LAM-001 across multiple indications and raised more than $45 million in new private investment. Prior to Orphai, Dr. Roberts served as Entrepreneur in Residence at Fortress Biotech from 2017 to January 2021 where she identified new assets to spin into new biotechnology companies. Prior to that, Dr. Roberts spent over 15 years as a healthcare investor and portfolio manager including at CDP Capital, Angel Lane Principal Strategies, YYC Capital (which she founded), Third Point, LLC and DKR Capital. Dr. Roberts also served as a director of Ligand Pharmaceuticals (Nasdaq: LGND) from December 2005 to February 2007. Her investing success earned her recognition in Fortune’s “40 Under 40: Ones to Watch” list and in Business Insider for running a top-performing fund while still in her thirties.

Dr. Roberts holds a B.A. in Physics and Chemistry from Harvard University and an M.D. from New York University. The Company believe that Dr. Roberts’s extensive experience in the biotechnology industry as an executive officer, investor, as well as her medical training qualifies her to serve as a director.

Except as described in the Merger Agreement, there are no arrangements or understandings between Dr. Roberts and any other person pursuant to which he was appointed as a director of the Company. Except as described below, Dr. Roberts is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Indemnification Agreements

In connection with her appointment as a director, Dr. Roberts will enter into the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on April 10, 2026.

Executive Officer

In accordance with the Merger Agreement, on May 18, 2026, effective immediately after the Effective Time, Dr. Roberts was also appointed as the Chief of Corporate Affairs of the Company. In connection with Dr. Roberts’ appointment as Chief of Corporate Affairs, the Company entered into an employment letter with Dr. Roberts (the “Roberts Agreement”), which provides that the terms of her employment letter, dated as of May 12, 2026, by and between Dr. Roberts and Orphai (the “Roberts Orphai Agreement”) would generally remain unchanged, including an annual base salary of $600,000 and a target bonus amount equal to 50% of her annual base salary.

Dr. Roberts has no family relationships with any of the executive officers or directors of the Company. Except as otherwise described in the Merger Agreement, there are no arrangements or understandings between Ms. Roberts and any other person pursuant to which she was appointed as an executive officer of the Company. Except as described above, Ms. Roberts is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summaries of the Roberts Agreement and the Roberts Orphai Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Roberts Agreement and the Roberts Orphai Agreement, which are attached hereto as Exhibits 10.3 and 10.4, respectively, and incorporated herein by reference.

Retention Bonuses

In connection with the Merger, the Company’s Board of Directors approved retention bonuses of $700,000 and $500,000 for Dirk Thye, Chief Executive Officer and Chief Medical Officer, and Brendan Hannah, Chief Operating Officer, Chief Business Officer, and Chief Compliance Officer, respectively (the “Retention Bonuses”). The Retention Bonuses will be paid only if the respective officer continues to remain employed by the Company through the approval of the Company Stockholder Matters. The foregoing description of the Retention Bonuses does not purport to be complete and is qualified in its entirety by reference to the Retention Bonus Agreements, which are filed as Exhibits 10.5 and 10.6, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock (the “Certificate of Designation”) in connection with the Acquisition and the Financing referenced in Item 1.01 above. The Certificate of Designation provides for the creation of the Company’s Series C Preferred Stock.

Holders of Series C Preferred Stock are entitled to receive dividends on shares of Series C Preferred Stock equal to, on an as-if-converted-to-Common-Stock basis, and in the same form as dividends actually paid on shares of the Common Stock. Except as otherwise provided in the Certificate of Designation or as otherwise required by the General Corporation Law of the State of Delaware, the Series C Preferred Stock shall have no voting rights. However, as long as any shares of Series C Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series C Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or alter or amend the Certificate of Designation, amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred Stock, (ii) issue further shares of Series C Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Series C Preferred Stock, (iii) prior to the stockholder approval of the Company Stockholder Matters, consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another Person or any stock sale to, or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, share exchange or scheme of arrangement) with or into another Person in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the capital stock of the Company immediately after such transaction or in which the Company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the stockholder approval of the Company Stockholder Matters, authorize or issue any class or series of stock that has powers, preferences or rights that are senior to those of the Series C Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay stockholder approval of the Company Stockholder Matters or the Automatic Conversion (as defined in the Certificate of Designation) or (iv) enter into any agreement with respect to any of the foregoing. Holders of shares of Common Stock acquired upon the conversion of shares of Series C Preferred Stock shall be entitled to the same voting rights as each other holder of Common Stock, except that such holders may not vote such shares in connection with the Company Stockholder Matters in accordance with Rule 5635 of the listing rules of Nasdaq.

Following stockholder approval of the Company Stockholder Matters, each share of Series C Preferred Stock will automatically convert into 1,000 shares of Common Stock, subject to certain limitations, including that a holder of Series C Preferred Stock is prohibited from converting shares of Series C Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.99% and 19.99%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion.

If at any time after the earlier of (i) approval of the Company Stockholder Matters or (ii) six months after the initial issuance of the Series C Preferred Stock, the Company fails to deliver to the holder of the Series C Preferred Stock shares of Common Stock underlying such shares Series C Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares.

The foregoing description of the Series C Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On May 18, 2026, the Company issued a press release related to the Acquisition and the Financing and a press release related to the Company’s Phase 2a trial of LAM-001 in patients with pulmonary arterial hypertension and pulmonary hypertension associated with interstitial lung disease (“PH-ILD”), presented at the American Thoracic Society conference in Orlando, and made available the Company’s investor presentation to be used in general corporate communications and investor communications. Copies of the press release and presentation are furnished as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the information in the press releases attached as Exhibits 99.1 and 99.2 and the presentation attached as Exhibit 99.3 to this Current Report on Form 8-K, are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Forward Looking Statements

Certain statements contained in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words and phrases “designed to,” “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue,” “ongoing” or similar expressions, or the negative of such words, are intended to identify “forward-looking statements.” These forward-looking statements include, but are not limited to, statements regarding expectations about the Company, Orphai, the Financing and the Acquisition; to the anticipated benefits of the Acquisition; the timing and completion of the Financing and the gross proceeds therefrom, including any additional gross proceeds that may be received upon exercise, if any, of the Financing Warrants (including the Financing Warrants issued pursuant to the Merger Agreement); the expected use of proceeds from the Financing and cash runway following the completion of the transactions; the Company’s strategy to build a focused, high-impact biotechnology company; the Company’s ability to deliver meaningful value for patients and stockholders; the design and potential benefits of LAM-001, including as a disease-modifying therapy for pulmonary disease; anticipated regulatory and development processes and timelines, including the expected timing to initiate the planned Phase 2 trial of LAM-001 in PH-ILD and the planned Phase 2 trial of LAM-001 in sarcoidosis associated PH (“SAPH”), the expected timing for data readouts from the ongoing Phase 2 trial of LAM-001 in bronchiolitis obliterans syndrome post lung transplant (“BOS”) and the planned Phase 2 trial of LAM-001 in PH-ILD; the estimated patient populations in the U.S. and Europe for PH-ILD, BOS and SAPH; the potential advantages of mTOR inhibitors in PH-ILD; and the design and potential benefits of the Company’s proprietary processes. The Company has based these forward-looking statements on its current expectations and projections about future events. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to these differences include but are not limited to, the Company’s ability to consummate the Financing or realize the anticipated benefits from the transactions, including as a result of its failure to receive the approval of the Company Stockholder Matters; holders of Financing Warrants may not exercise their Financing Warrants and the Company may not receive any additional proceeds therefrom; clinical results may not be indicative of results that may be observed in the future, including in larger populations; potential safety and other complications related to LAM-001; the ability to obtain and maintain regulatory approval; competition in the Company’s industry; the scope, progress and expansion of developing LAM-001; the size and growth of the market(s) therefor and the rate and degree of market acceptance thereof vis-à-vis alternative therapies; the Company’s ability to attract or retain key management, members of the board of directors and other personnel; the impacts of general macroeconomic and geopolitical conditions on the Company’s business and financial position; and other risks and uncertainties described above in this Current Report on Form 8-K and in the Company’s other filings with the SEC. Statements made herein are as of the date of the filing of this Current Report on Form 8-K with the SEC and should not be relied upon as of any subsequent date. Unless otherwise required by applicable law, the Company does not undertake, and it specifically disclaim, any obligation to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Item 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

Exhibit Number	Description

2.1*	Agreement and Plan of Merger, dated May 17, 2026, by and among Quince Therapeutics, Inc., Phoenix Merger Sub I, Inc., Phoenix Merger Sub II, LLC, Orphai Therapeutics, LLC, and Orphai Holdings Therapeutics, Inc.

3.1	Certificate of Designation of Series C Non-Voting Convertible Preferred Stock

4.1	Form of Warrant to Purchase Series C Non-Voting Convertible Preferred Stock or Common Stock

10.1*	Form of Securities Purchase Agreement, dated as of May 18, 2026, by and among Quince Therapeutics, Inc. and each investor listed on Exhibit A thereto

10.2*	Form of Registration Rights Agreement, by and among Quince Therapeutics, Inc. and certain investors signatory thereto

10.3	Employment Letter between the Company and Brigette Roberts, effective May 18, 2026

10.4	Employment Letter between Orphai Therapeutics Inc. and Brigette Roberts, effective May 12, 2026.

10.5	Retention Bonus Agreement dated May 17, 2026 between the Company and Dirk Thye

10.6	Retention Bonus Agreement dated May 17, 2026 between the Company and Brendan Hannah

99.1	Press Release issued on May 18, 2026

99.2	Press Release issued on May 18, 2026

99.3	Investor Presentation, dated May 18, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain schedules, annexes, and attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to provide, on a supplemental basis, a copy of any omitted schedules and attachments to the Securities and Exchange Commission or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Quince Therapeutics, Inc.

	By:	/s/ Dirk Thye
Date: May 18, 2026	Name:	Dirk Thye
	Title:	Chief Executive Officer